AMENDMENT
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT

      THIS AMENDMENT TO THE PREFERRED STOCK PURCHASE AGREEMENT ("Amendment") by and between Speedemissions, Inc., a Florida corporation ("Speedemissions"), and Barron Partners, LP, a Delaware limited partnership ("Barron"), originally dated June 30, 2005, is made and entered into this 4th day of August 2005, based on the terms and conditions set forth herein.

                                    Premises

      Barron and Speedemissions entered into a Preferred Stock Purchase Agreement on June 30, 2005 (the "Agreement"). The parties have agreed to amend the Agreement by changing the conversion price per share, eliminating the conversion price adjustment stated in Exhibit E, and increasing the number of warrants issued to Barron.

                                    Agreement

      Based on the foregoing premises which are incorporated herein by this reference and other good and valuable consideration the receipt of which is hereby acknowledged and the mutual covenants and conditions set forth herein, the parties agree as follows:

      1) Amendment: Section 1.3.14 is hereby amended and restated to read as follows:

1.3.14 "Purchase Price" means the Six Million Four Hundred and Twenty Thousand Dollars ($6,420,000.00) paid by the Investor to the Company for the Preferred Stock and the Warrants, plus an additional One Hundred Ninety Five Thousand Dollars ($195,000.00) paid by the Investor to the Company upon execution of this Amendment.

      2) Amendment: Section 2.1 (b) is hereby amended and restated to read as follows:

2.1 (b) The Preferred Stock shall be convertible by the Investor into an aggregate total of One Hundred Eighty Nine Million (189,000,000) shares of Common Stock (the "Conversion Shares"); provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

      3) Amendment: Section 2.1 (c) is hereby amended and restated to read as follows:

2.1 (c) Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the three Warrants to purchase an aggregate of Eighty Six Million Four Hundred Forty Eight Thousand Three Hundred Sixty Four (86,448,364) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

      4) Amendment. Section 3.2 (d) is hereby deleted in its entirety.


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


      5) Amendment. Section 6.2 is hereby amended and restated to read as follows:

6.2 Reservation Of Common Stock. As of the date hereof, the Company does not have sufficient authorized but unissued Common Stock to issue the shares of Common Stock underlying the Preferred Stock and Warrants. However, within Sixty
(60) days of the Closing, the Company will amend its Articles of Incorporation to increase the authorized common stock to Two Hundred Fifty Million (250,000,000) Shares, and within Two Hundred Ten (210) days of the Closing, the Company will amend its Articles of Incorporation so that there are sufficient authorized shares for the conversion of the Preferred Stock and the exercise of the Warrants, and thereafter will reserve and shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

      6) Amendment. Schedule A to the Agreement is hereby amended and restated to read as follows:


                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK
                                        AMOUNT OF           INTO WHICH PREFERRED
NAME AND ADDRESS                       INVESTMENT           STOCK IS CONVERTIBLE
---------------------------           ------------          --------------------
Barron Partners LP
730 Fifth Avenue, 9th Floor
New York, New York 10019               $6,615,000                 189,000,000
Attn: Andrew Barron Worden


                         [SIGNATURES ON FOLLOWING PAGE]


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


Dated the year and date first above written.


  Speedemissions, Inc.                     Barron Partners, LP
  a Florida corporation                    a Delaware Limited Partnership


  By: /s/  Richard A. Parlontieri       By: /s/  Andrew Barron Worden
     ---------------------------------     ------------------------------------
     Rich Parlontieri, President            Andrew Barron Worden, President


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